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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-K/A

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 17, 1998

                         Commission File Number: 0-9969


                            Century Industries, Inc.
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                  (Exact name of Registrant as specified in its charter)

      District of Columbia                                       54-1666769
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 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation of organization)                            Identification No.)

       45034 Underwood Lane
          Sterling, Va.                                            20166
        (Mail) P.O. Box 319
          Sterling, Va.                                            20167
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(Address of principal executive offices)                         (Zip Code)




       Registrant's telephone number, including area code: (703) 471-7606.






Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                              (1) Yes  X     No
                                     ----       ----
                              (2) Yes  X     No
                                     ----       ----

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Item 4. Changes In Registrant's Certifying Accountant

      On May 20, 1998, the Board of Director's of the Registrant determined not to re-engage, and thus terminated, Correa Berger & Associate, CPA's, PLLC as the independent auditors of Registrant for the fiscal year ending December 31, 1997. On May 20, 1998, the Registrant's Board determined to engage Sobel & Co., LLC as the independent auditor of the Registrant for the fiscal year ending December 31, 1998. While there were numerous discussions between the Registrant and Correa Berger & Associate, CPA's, PLLC and initial differences of opinion based on incomplete facts and preliminary information, these were later resolved to the satisfaction of the former independent auditor, Correa Berger & Associate, CPA's, PLLC and no such differences continued after the obtaining of additional relevant facts as reflected by the completed and unqualified audit provided to the Registrant by the former independent auditor, Correa Berger & Associate, CPA's, PLLC.

      Prior to the Registrant's Board determining to engage Sobel & Co., LLC, as independent auditor for the Registrant, there had been no consultations between Sobel & Co., LLC; obviously since such engagement, consultations have occurred.

      Accordingly, there were no other reportable events or disagreements with Correa Berger & Associate, CPA's, PLLC in response to Item 304(a) of Regulation S-B.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Century Industries, Inc.



June 16, 1998                  /s/ Ted L. Schwartzbeck
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                               Ted L. Schwartzbeck, President,
                               Chief Executive Officer